Exhibit 99.1

Lihua International Announces Preliminary Unaudited 2009 Financial Results and Introduces 2010 Guidance

Full Year 2009 Preliminary Unaudited Results Demonstrate Substantial Year-over-year Growth: Revenue up 223%, Gross Profit up 114% and Non-GAAP Net Income up 118%

DANYANG, China, March 2 /PRNewswire-Asia/ -- Lihua International, Inc. (Nasdaq: LIWA) ("Lihua" or the "Company"), a leading Chinese developer, designer, manufacturer, marketer and distributor of low cost, high quality alternatives to pure copper superfine and magnet wire, as well as copper rod products, today announced that it expects full-year 2009 revenue of approximately $161.5 million, gross profit of approximately $36 million and non-GAAP net income of approximately $25.5 million, excluding non-cash charges of $9 million. This represents expected year-over-year growth of 223%, 114% and 118%, respectively. Preliminary unaudited GAAP net income for fiscal year 2009 is expected to be approximately $16.5 million. The non-cash charges relate to the change in fair value of warrants issued to investors in conjunction with the Company's private placement of convertible preferred stock in October 2008. According to FASB Accounting Standards Update No. 2010-05 (Topic 718) regarding Stock Compensation, Lihua will no longer need to report a non-cash charge of $15.4 million relating to the realization of management earn outs at the end of 2009, which was initially anticipated and disclosed in previous filings. Lihua previously reported guidance of 110%-115% gross profit growth and 115%-120% non-GAAP net income growth, excluding non-cash charges, over 2008.

The strong year-over-year growth was driven by four primary factors: 1) a significant increase in domestic demand for Lihua's copper-clad aluminum (CCA) wire and copper products; 2) the commencement of the company's new scrap copper recycling and cleaning facility in March 2009, which contributed to the growth of Lihua's main product lines: copper rod and copper wire; 3) an increase in manufacturing capacity following the launch of four new high-speed manufacturing lines in the 2009 third quarter, which increased CCA and copper wire capacity by approximately 40% to 25,200 tons; and, 4) a 50% increase in the Company's customer base over 2008, from 200 to approximately 300 customers as of December 31, 2009.

Jianhua Zhu, Chairman and Chief Executive Officer of Lihua, said, "We believe that our preliminary unaudited results for 2009 reflect the benefits and advantages of our copper alternative products, the strength of our business model and our ability to capture additional market share. As we continue to expand our manufacturing capacity, we believe that we will be better positioned to further capitalize on the demand for copper and copper alternatives in the Chinese market, driven by the growth in end markets such as white goods, household appliances, electronics, general infrastructure and telecommunications."

2010 Guidance

Lihua anticipates 2010 year-over-year growth of approximately 30-35% in gross profit and 35-40% in non-GAAP net income, excluding non-cash charges, as a result of its growth plans.

The Company expects that 2010 growth will be largely the result of continued strong demand in China for recycled copper and copper alternatives such as CCA in the household appliance, consumer white goods and infrastructure markets. In order to better meet this expected growth in demand, Lihua plans to add 10 new proprietary high-speed production lines in 2010, which will increase its annual capacity by nearly 40%. Lihua expects to complete the build-out of six of these new production lines in the first half of 2010, bringing its annual copper magnet and copper fine wire production capacity to 25,000 tons from approximately 18,000 tons at the end of 2009. Lihua expects to launch the remaining four production lines during the second half of 2010, which will bring its CCA fine and magnet wire capacity to 10,000 tons annually, compared with current annual capacity of approximately 7,200 tons. To date, the Company has launched the first two of its six planned copper magnet and copper fine wire production lines. Lihua remains on track to complete the build out of four additional copper wire production lines during the first half of 2010, with four CCA wire production lines planned for the second half of the year. The Company anticipates funding these capacity increases from existing cash on the balance sheet and operating cash flow generated in 2010.

"Under the Chinese government's RMB 4 trillion stimulus package, we expect to benefit from continued high demand for copper and copper alternatives," said Mr. Zhu. "Our products represent a cost-effective, high-performance alternative to pure copper and we believe that Lihua is well positioned to benefit from favorable industry trends, both in the near- and long-term. We also expect our new production capacity to bolster our gross margin profile, as we will be able to ramp up the conversion of recycled copper rod products into sales of higher-margin, value-added superfine and copper magnet wire."

About Lihua International, Inc.

Lihua International, through its two wholly-owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing magnet and fine wire market. Lihua is one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute lower cost, high quality, alternatives to pure copper magnet wire. Lihua's products include copper-clad aluminum wire ("CCA") and recycled scrap copper wire and are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, please visit http://www.lihuaintl.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

Please note that information in this press release reflects management views as of the date of issuance.

Regulation G

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures, such as Adjusted Net Income, which exclude certain non-cash expenses. This non-GAAP adjustment is provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses we believe are not indicative of our core operating results. We have provided above Net Income for the period discussed, which is the most directly comparable GAAP measure to Adjusted Net Income.

For more information, please contact:

Daphne Huang
Director of Investor Relations
Lihua International, Inc.
Phone: +1-516-717-9939
Email: daphne_huang@lihuaintl.com The Piacente Group, Inc.
Investor Relations
Kristen McNally / Brandi Floberg
Phone: +1-212-481-2050
Email: lihua@tpg-ir.com

SOURCE Lihua International, Inc.